Exhibit 3.1

Filed in the Office of Secretary of State State Of NevadaBusiness NumberE0185402005-9Filing Number20222778058Filed On11/23/2022 11:29:00 AMNumber of Pages9

Certificate Of Amendment (PURSUANT TO NRS 78.380 & 18.385/18.390) Certificate to Accompany Restated Articles or Amended and Filed in the Oﬂice of Busme» Numbﬁf El]l854tIZO0S-9 ‘ALL, Filing Number 20222773052; s°°‘°“"y “(Sm 11~29-00 AM State OfNevada Number of Pages 9 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Restated Al"tlC|6S (PURSUANT TO NRS 18.403) OfﬁC9I"S Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information ; Name of entity as on file with the Nevada Secretary of State: ilmperalis Holding Corp. Entity or Nevada Business identification Number (NVID): §i§iy29@5?¢§§'5'§@' 7 Wj 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) Certificate to Accompany Restated Articles or Amended and Restated Articles i. Vl Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: [ > 7 fr) The certificate correctly sets forth the text of the articles or certiﬁcate as amended to the date of the certiﬁcate. Amended and Restated Articles ' Restated or Amended and Restated Articles must be included with this ﬁling type. 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending. complete section 1, 3, 5 and 6.) F Certiﬁcate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before ‘ issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) l,_'i incorporators if] board of directors The undersigned afﬁrmatively declare that to the date of this certiﬁcate, no stock of the corporation has been issued Pg Certificate of Amendment to Articles of incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case ofa vote by classes or series, or as may be required by the provisions of the articles of incorporation’ have voted in favor of the amendment is: 8g_94% Officers Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: | in Changes to takes the following effect: The entity name has been amended. lnl The purpose of the entity has been amended. The authorized shares have been amended. Ll Other: (specify changes) (J Dissolution [:1 Merger [J Conversion " Ofﬁcer's Statement must be submitted with either a certified copy of or a certiﬁcate evidencing the filing of any document. amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of2 Revised: t/1/2019 Secretary of State 202 North Carson Street -~,_’~»;’}f1"’g'.§§~;~_»"1 Carson City, Nevada 89701-4201 -' > (115) cs4-570a i¢\_{"';'-‘-'."._“,,, BARBARA K. CEGAVSKE Website: www.nvsos.gov Profit Corporation: Certificate Of Amendment (PURSUANT TO NRS 18.380 & 78.385/75390) Certificate to Accompany Restated Articles or Amended and Restated Al"tiC|6S (PURSUANT TO NRS 78.403) 0fﬁC9I"S Statement (PURSUANT TO NRS ao.oa0) 4. Effective Date and Date: Time: . ' Time: (opmnan (must not be later than 90 days after the certiﬁcate is filed) 5. Information Being Changes to takes the following effect: Changed: (Domestic corporations only) LT The entity name has been amended, The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ix‘, The purpose of the entity has been amended. The authorized shares have been amended. i_l The directors, managers or general partners have been amended. i._.. IRS tax language has been added. Articles have been added. Articles have been deleted. II Other. The articles have been amended as follows: (provide article numbers. if available) Article IV has been amended to increase the authorized shares of common... (attach additional page(s) if necessary) 6. Signature: (Required) X Amos Kohn %' § Z LChief Executive Offnzer _ I Signature of Officer or Authorized Signer Title X T "“M"_‘h—ﬁ T Signature of Ofﬁcer or Authorized Signer Title ‘If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares. then the amendment must be approved by the vote. in addition to the afﬁrmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. P5992 of; Revised: 1/1/2019 AMENDED AND RESTATEI) ARTICLES OF INCORPORATION ‘ OF IMPERALIS HOLDING CORP. i:~tc-kn ARTICLE I The name oftltis corporation is lmperalis Holding Corp. (hereinafter, the "Corporation"‘). ARTICLE ll The address of the Corporzition’s registered office in the State of Nevada is 701 S. Carson Street, Suite 200, Carson City, County ofCarson City. NV 89701. fhe name ofits registered agent at such address is The Corporation Tiust Company. ARTICLE III ‘l he nature ofthe business or purposes to be conducted or promoted by the Corporation is to engage in any lawful acr or activity for which corporations may be organized under the laws of the State of Nevada. The powers ofthe Corporation shall be those powers granted by Sections 78,060 and 78.070 (as the same may be amended. superseded or replaced by any successor sections statutes or provisions) ofthe Nevada Revised Statutes (the “NRS“)_ under which this Corporation is formed, ARTICLE IV Section 1. Authorized Shares. This Coiporatioti is authorized to issue seven hundred ﬁfty nullion (750,00U,0O0) shares of (fotnmoii Stock, par value $0.001 per share (the “Common Stock”) and ﬁfty million (50.000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock") The number ofauthori;/red shares of any class or classes ollstoek may be increased or decreased (but not below the number ofshares thereofthcn outstanding) by the afﬁrniative vote ofthe holders ofat least a majority ofthe voting power ofthe issued and outstanding shares of Common Stock ofthe Corporation, \-Oting together as a single class, Section Z. Common Stock. A statement ofthe designations ofthe Common Stock and the powers, preferences and rights and qualiﬁcations, limitations or restrictions thereofis as follows‘ (ct) Luna Rights, (1) Except as otherwise provided herein or by applicable law, the holders of shares ofComn1on Stock shall at all times vote together as one ulass on all matters (including the election of directors] submitted to a vote or for the consent ofthe shareholders of the Corporation. (ii) l-Zach holder ofshares of Common Stock shall be entitled to one (1) vote for each share of Common Stock held as of the applicable date on any matter that is submitted to zi vote or for the consent of the sliarcholders of the Corporation (b) Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Connnott Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares ofstoek ofthc Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds ofthe Corporation legally available therefor; provided, however, that in the event that sueh dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders ofCotnmon Stock shall receive Cointnon Stock or rights to acquire Common Stock, as the ease may be, (c) Liguidation. Subject to the preferences applicable to any series of Preferred Stock, if any are outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Common Stock shall be entitled to share equally, on a per share basis, all assets ofthe Corporation ofwhatcvcr kind available for distribution to the holders of Common Stock. Section 3. Change in Control Transaction. The Corporation shall not consummate a Change in Control Transaction without ﬁrst obtaining the affirmative vote, at a duly called annual or special meeting of the shareholders of the Corporation, of the holders ofthe greater of: (A) a majority ofthe voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, and (B) sixty percent (60%) of the voting power of the shares of capital stock present in person or represented by proxy at the shareholder meeting called to consider the Change in Control Transaction and entitled to vote thereon, voting together as a single class. For the purposes of this section, a “Change in Control Transaction” means the occurrence of any ofthe following events: (a) the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the Corporation’s assets; (b) the merger or consolidation of the Corporation with or into any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities ofthe surviving entity or its parent) more than ﬁfty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (0) the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power of the Corporation before such issuance, to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934 (or any successor provision) such that, following such transaction or related transactions, such person or group of persons would hold more than ﬁfty percent (50%) ofthe total voting power ofthe Corporation, after giving effect to such issuance. Section 4. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to ﬁx the designation, power, preferences, and rights of the shares of each such series and any qualiﬁcations, limitations or restrictions thereof. Except as otherwise required by law, holders ofCommon Stock shall not be entitled to vote on any amendment to this Articles of Incorporation (including any certiﬁcate of designation ﬁled with respect to any series of Prefencd Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Articles of Incorporation (including any certiﬁcate ofdesignation ﬁled with respect to any series of Preferred Stock). ARTICLE V The Corporation is to have perpetual existence. ARTICLE VI Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. _g_ Section 2. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The afﬁmiative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporations Bylaws may also be adopted, amended, altered or repealed by the shareholders of the Corporation. Notwithstanding the above or any other provision ofthis Articles of Incorporation, the Bylaws of the Corporation may not be amended, altered or repealed except in accordance with Article X of the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been adopted, amended, altered or repealed. Section 3. Controlled Company. (a) If, at any time during which shares of capital stock of the Corporation are listed for trading on either The Nasdaq Stock Market (“Nasdaq”), the New York Stock Exchange or the NYSE American (in either ease, “NYSE"), holders of the requisite voting power under the then-applicable Nasdaq or NYSE listing standards notify the Corporation in writing of their election to cause the Corporation to rely upon the applicable “controlled company“ exemptions (the “Controlled Company Exemption“) to the corporate governance rules and requirements of the Nasdaq or the NYSE (the “Exchange Governance Rules"), the Corporation shall call a special meeting of the shareholders to consider whether to approve the election to be held within ninety (90) days of written notice of such election (or, if the next succeeding annual meeting of shareholders will be held within ninety (90) days ofwritten notice of such election, the Corporation shall include a proposal to the same effect to be considered at such annual meeting). The Corporation shall not elect to rely upon the Controlled Company Exemption until such time as the Corporation shall have received the approval from holders ofat least sixty-six and two thirds percent (66 2/3%) of the voting power ofthe issued and outstanding shares of capital stock of the Corporation at such annual or special meeting. (b) In the event such approval is obtained, for so long as shares ofthe capital stock of the Corporation are listed on either the Nasdaq or the NYSE and the Corporation remains eligible for the Controlled Company Exemption under the requirements of the applicable Exchange Governance Rules, then the Board of Directors shall be constituted such that (i) a majority of the directors on the Board of Directors shall be Outside Directors (as deﬁned below), and (ii) the Corporation’s compensation committee and the governance and nominating committee (or such committees serving similar functions as the Board of Directors of the Corporation shall constitute from time to time) shall consist of at least two (2) members of the Board of Directors and shall be composed entirely ofOutside Directors. In the event the number of Outside Directors serving on the Board ofDirectors constitutes less than a majority of the directors on the Board of Directors as a result ofthe death, resignation or removal of an Outside Director, then the Board of Directors may continue to properly exercise its powers and no action of the Board of Directors shall be so invalidated, provided, that the Board of Directors shall promptly take such action as is necessary to appoint new Outside Director(s) to the Board ofDirectors. (e) An “Outside Director" shall mean a director who, currently and for any of the past three years, is and was not an ofﬁcer of the Corporation (other than service as the chairman of the Board of Directors) or a parent or subsidiary of the Corporation and is not and was not otherwise employed by the corporation or a parent or subsidiary ofthe Corporation. Section 4. Audit Committee. The Board of Directors of the Corporation shall establish an audit committee whose principal purpose will be to oversee the Corporation‘s and its subsidiaries‘ accounting and ﬁnancial reporting processes, intemal systems of control, independent auditor relationships and audits of consolidated ﬁnancial statements of the Corporation and its subsidiaries. The audit committee will also determine the appointment of the independent auditors of the Corporation and any change in such appointment and ensure the independence of the Corporation's auditors. In addition, the audit committee will assume such other duties and responsibilities delegated to it by the Board of Directors and speciﬁed for it under applicable law and Exchange Governance Rules. Section 5. Corporate Governance and Nominating Committee. The Board of Directors of the Corporation shall establish a corporate govemance and nominating committee whose principal duties will be to assist the Board ofDirectors by identifying individuals qualiﬁed to become members ofthe Board ofDirectors ..3. consistent with criteria approved by the Board of Directors, to recommend to the Board of Directors for its approval the slate ofnominecs to be proposed by the Board ofDirectors to the shareholders for election to the Board of Directors, to develop and recommend to the Board ofDirectors the governance principles applicable to the Corporation, as well as such other duties and responsibilities delegated to it by the Board of Directors and speciﬁed for it under applicable law and Exchange Governance Rules. In the event the corporate governance and nominating committee will not be recommending a then incumbent director for inclusion in the slate ofnominees to be proposed by the Board ofDirectors to the shareholders for election to the Board of Directors, and provided such incumbent director has not notiﬁed the committee that he or she will be resigning or that he or she does not intend to stand for re-election to the Board of Directors, then, in the case of an election to be held at an annual meeting of shareholders, the corporate governance and nominating committee will recommend the slate of nominees to the Board of Directors at least thirty (30) days prior to the latest date required by the provisions of Sections 2.14 (advance notice of shareholder business) and 2.15 (advance notice ofdirector nominations) ofthe Bylaws ofthe Corporation (as such provisions may be amended from time to time) for shareholders to submit nominations for directors at such annual meeting, or in the case of an election to be held at a special meeting of shareholders, at least ten (10) days prior to the latest date required by the provisions ofSections 2.14 and 2.15 of the Bylaws for shareholders to submit nominations for directors at such special meeting. Section 6. Compensation Committee. The Board of Directors ofthe Corporation shall establish a compensation committee whose principal duties will be to review employee compensation policies and programs as well as the compensation of the chief executive ofﬁcer and other executive ofﬁcers ofthe Corporation, to recommend to the Board ofDirectors a compensation program for outside members ofthe Board ofDirectors, as well as such other duties and responsibilities delegated to it by the Board ofDireetors and speciﬁed for it under applicable law and Exchange Governance Rules. Section 7. Election of Directors. Elections ofdireetors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Section 8. Cumulative Voting. No shareholder will be permitted to cumulate votes at any election of directors. Section 9. Number of Directors. The number ofdirectors that constitute the whole Board ofDirectors shall be ﬁxed exclusively in the manner designated in the Bylaws of the Corporation. ARTICLE VII Section 1. Limitation of Personal Liability. To the fullest extent pennitted by the NRS as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of ﬁduciary duty as a director. If the NRS is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability ofa director ofthe Corporation shall be eliminated to the fullest extent permitted by the NRS, as so amended. Section 2. Indemniﬁcation. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason ofthe fact that he, she, his or her testator or intestate is or was a director, ofﬁcer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, ofﬁcer, employee or agent at the request ofthe Corporation or any predecessor to the Corporation. .4. Section 3. Inconsistent Provisions. Neither any amendment or repeal of any Section of this Article Vll, nor the adoption of any provision of this Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect ofany matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. ARTICLE VIII Meetings of shareholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws ofthe Corporation. ARTICLE IX Section 1. Special Meetings. Unless otherwise required by law, special meetings of the shareholders ofthe Corporation, for any purpose or purposes, may be called only by (i) the Board ofDirectors ofthe Corporation, (ii) the Chairman ofthe Board of Directors ofthe Corporation, (m) the Chief Executive Officer (or, in the absence ofa Chief Executive Officer, the President) of the Corporation, or (iv) a holder, or group of holders, of Common Stock holding more than twenty percent (20%) of the total voting power of the outstanding shares ofcapital stock ofthe Corporation then entitled to vote. Section 2. Action Without a Meeting. Airy action required or permitted to be taken by the shareholders of the Corporation may, but need not, be effected at a duly called annual or special meeting of shareholders ofthe Corporation; any such action may also be effected by any consent in writing by such shareholders pursuant to Section 78.315 ofthe NRS. ARTICLE X The Corporation reserves the right to amend or repeal any provision contained in this Articles of Incorporation in the manner prescribed by the laws of the State of Nevada and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Articles of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote ofthe holders of any class or series of the stock of the Corporation, and, as applicable, such other approvals of the Board of Directors of the Corporation, as are required by law or by this Articles oflncorporation: (i) the unanimous consent ofBoard ofDirectors then in office, and the affirmative vote of the holders at least a majority of the voting power of the issued and outstanding shares ofcapital stock of the Corporation then entitled to vote, shall be required to amend or repeal Article IV, Section 2 or this clause (i) ofAniclc X; (ii) the affirmative vote of the holders of the greater of: (A) a majority of the voting power of t.he issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, or (B) sixty percent (60%) of the voting power of the shares of capital stock present in person or represented by proxy at the shareholder meeting and entitled to vote thereon, shall be required to amend or repeal Article IV, Section 3, or this clause (ii) of Article X; (m) the consent ofa majority ofthe members ofthe Board then in ofﬁce, and the affirmative vote of the holders at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote shall be required to amend or repeal Article IV, Section 4, or this clause (m) of Article X; (iv) the unanimous consent ofthe Board of Directors then in oftice and the consent of at least sixty-six and two-thirds percent (66 2/3%) ofthe voting power ofthe issued and outstanding shares of capital stock of the Corporation shall be required to amend or repeal Article VI, Section 3, 4, 5, or 6, or this clause (iv) of Article X; and (v) the consent of at least two-thirds of the members of the Board ofDirectors then in office and the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote shall be required to amend or repeal this clause (v) of Article X. _5_ IN WITNESS WHERlL()F,ll1c (Iorporaliun has caused this Amended and Restated Articles oflncorporation to bu duly excculcd and acknowledged in its namc and on its bchalfby the undcrsxgncd ofﬁccr, thcreunlo duly authorized, as uflhis 22nd day of I\u\/ember, 2022. l.\/IPERALIS HOLDING CORP‘ 11» l A os Kohn Chief l-hcuulivc Ofﬂccr 1421 McCarthy Blvd. Mllplias, CA 95035 .6.